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                                                                    Exhibit 11.1

                           MOTORVAC TECHNOLOGIES, INC.
          CALCULATION OF BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
                       FOR THE THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 1999 AND 1998

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
                                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                            ------------------------------      ------------------------------
                                                            SEPTEMBER 30,    SEPTEMBER 30,      SEPTEMBER 30,    SEPTEMBER 30,
                                                                1999              1998              1999              1998
                                                            -------------    -------------      -------------    -------------
Net Income (Loss)                                            $  333,406       $  (354,426)       $1,075,839       $  (559,479)
                                                             ==========       ===========        ==========       ===========

Basic Net Income (loss) Per Share

      Weighted Average Outstanding Common Shares              4,505,099         4,514,918         4,487,151         4,514,918
                                                             ==========       ===========        ==========       ===========

      Basic Net Income (loss) per share                      $     0.07       $     (0.08)       $     0.24       $     (0.12)
                                                             ==========       ===========        ==========       ===========

Diluted Net Income (Loss) per share

      Weighted Average Outstanding Common Shares              4,505,099         4,514,918         4,487,151         4,514,918

            Incremental Shares, assuming exercise of
            option grants outstanding at September 30,
            1999 and September 30, 1998
            (eliminated if dilutive to EPS)                     116,253                --            55,559                --

Weighted Average Outstanding Common and
      Common Equivalent Shares                                4,621,352         4,514,918         4,542,710         4,514,918
                                                             ==========       ===========        ==========       ===========

Diluted Net Income (Loss) per share                          $     0.07       $     (0.08)       $     0.24       $     (0.12)
                                                             ==========       ===========        ==========       ===========
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